Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our report dated September 28, 2009 with respect to the consolidated financial statements and schedule of MISONIX, INC. and Subsidiaries included in the Annual Report of MISONIX, INC. and Subsidiaries on Form 10-K for the year ended June 30, 2009 which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.
/s/ GRANT THORNTON LLP
Melville, New York
February 25, 2010